As filed with the Securities and Exchange Commission on _________.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAMBREX CORPORATION
(Exact name of issuer as specified in its charter)

Delaware	22-2476135
(State of Incorporation)	(I.R.S. Employer
Identification No.)

One Meadowlands Plaza
East Rutherford, New Jersey 07073
(201) 804-3000
(Address and telephone number of principal executive offices)

Cambrex Corporation Savings Plan
(Full Title of the Plan)

F. Michael Zachara, Esq.
Vice President, General Counsel and Secretary
Cambrex Corporation
One Meadowlands Plaza
East Rutherford, New Jersey 07073
(201) 804-3000
(Name, address and telephone number of agent for service)

  Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company
☐	☒	☐	☐

Deregistration of Securities

Cambrex Corporation (the “Company”) registered, pursuant to a Registration Statement on Form S-8 (Registration Number 33-37791) filed with the Securities and Exchange Commission on November 14, 1990, 250,000 shares of the Company’s common stock and a Registration Statement on Form S-8 (Registration Number 33-81780) filed with the Securities and Exchange Commission on July 20, 1994, 100,000 shares of the Company’s common stock (the “Registration Statements”) in connection with the offering of a Company stock fund investment option under the Cambrex Corporation Savings Plan (the “Plan”).  Effective April 30, 2009, the Company stock fund was closed to new contributions and transfers under the Plan, and as of May 19, 2009, all units held in the Company stock fund were liquidated and transferred to an alternative investment fund under the Plan.  Accordingly, the Company is filing this post-effective amendment (this “Amendment”) to the Registration Statements to remove from registration any and all remaining shares of common stock registered under the Registration Statements which have not been issued under the Plan as of the date specified below.

PART II
Information Required in Registration Statement

Item 8.  Exhibits

24.1 Powers of attorney relating to the execution of this Amendment to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of East Rutherford, State of New Jersey on the 1st day of March, 2010.

CAMBREX CORPORATION

By:	/s/	F. Michael Zachara
F. Michael Zachara
Vice President, General Counsel
and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

/s/ Steven M. Klosk	March 1, 2010
Steven M. Klosk
President and Chief Executive Officer

/s/ Gregory P. Sargen	March 1, 2010
Gregory P. Sargen
Vice President and
Chief Financial Officer

*	March 1, 2010
John R. Miller
Executive Chairman

*	March 1, 2010
David R. Bethune
Director

*	March 1, 2010
Rosina B. Dixon
Director

*	March 1, 2010
Roy W. Haley
Director

*	March 1, 2010
Kathryn R. Harrigan
Director

*	March 1, 2010
Leon J. Hendrix, Jr.
Director

*	March 1, 2010
Ilan Kaufthal
Director

*	March 1, 2010
William B. Korb
Director

*	March 1, 2010
Peter G. Tombros
Director

*By:	/s/ F. Michael Zachara
Attorney-in-Fact
F. Michael Zachara

EXHIBIT INDEX

Exhibit Number	Exhibit Name

24.1	Powers of attorney relating to execution of this Amendment to the Registration Statements